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                                                                     Exhibit 4.3

For Bank Use Only
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  160311         192308                               /s/ James V. Nixon
                                                          James V. Nixon, VP
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LIS NO.        LOAN NO.       BORROWER                APPROVAL SIGNATURE

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[CORE STATES LOGO]
                               MASTER DEMAND NOTE

$600,000.00                                                      August 20, 1996
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FOR VALUE RECEIVED, each of the undersigned, jointly and severally if more than one (hereinafter collectively referred to as "Borrower"), promises to pay to the order of CoreStates Bank, N.A.*, a national banking association (the "Bank"), at any of its banking offices in Pennsylvania, the principal amount of Six hundred thousand and 00/100 DOLLARS in lawful money of the United States, or, if less, the outstanding principal balance on all loans and advances made by Bank evidenced by this Note ("Loans"), plus interest. Said principal and interest shall be payable ON DEMAND - - - -.

Interest shall accrue at a rate per annum which is at all times equal to one percent in excess of Bank's Prime Rate, such rate to change each time the Prime Rate changes, effective on and as of the date of the change.

INTEREST -- Interest shall be calculated on the basis of a 360 day year and shall be charged for the actual number of days elapsed.

Accrued interest shall be payable monthly. Accrued interest shall also be payable on demand and when the entire principal balance of this Note is paid to Bank. The term "Prime Rate" is defined as the rate of interest for loans established by Bank from time to time as its prime rate. Interest shall accrue on each disbursement hereunder from the date such disbursement is made by Bank, provided, however, that to the extent this Note represents a replacement, substitution, renewal or refinancing of existing indebtedness, interest shall accrue from the date hereof. Interest shall accrue on the unpaid balance hereof at the rate provided for in this Note until the entire unpaid balance has been paid in full, notwithstanding the entry of any judgment against Borrower.**

BANK'S LOAN RECORDS -- The actual amount due and owing from time to time under this Note shall be evidenced by Bank's books and records of receipts and disbursements hereunder. Bank shall set up and establish an account on the books of Bank in which will be recorded Loans evidenced hereby, payments on such Loans and other appropriate debits and credits as provided herein, including any Loans which represent reborrowings of amounts previously repaid. Bank shall also record, in accordance with customary accounting practice, all other interest, charges, expenses and other items properly chargeable to Borrower hereunder, and other appropriate debits and credits. Such books and records of Bank shall be presumed to be complete and accurate and shall be deemed correct, except to the extent shown by Borrower to be manifestly erroneous.

NOTE NOT A COMMITMENT TO LEND -- Borrower acknowledges and agrees that no provision hereof, and no course of dealing by Bank in connection herewith, shall be deemed to create or shall imply the existence of any commitment or obligation on the part of Bank to make Loans. Except as otherwise provided in a currently effective written agreement by Bank to make Loans, each Loan shall be made solely at Bank's discretion.

PREPAYMENT -- Borrower may at its option prepay all or any portion of the principal balance of any Loans at any time without premium or penalty.

COLLATERAL -- As security for all indebtedness to Bank now or hereafter incurred by Borrower, under this Note or otherwise. Borrower grants Bank a lien upon and security interest in any securities, instruments or other personal property of Borrower now or hereafter in Bank's possession and in any deposit balances now or hereafter held by Bank for Borrower's account and in all proceeds of any such personal property or deposit balances. Such liens and security interests shall be independent of Bank's right of setoff. This Note and the indebtedness evidenced hereby shall be additionally secured by any lien or security interest evidenced by a writing (whether now existing or hereafter executed) which contains a provision to the effect that such lien or security interest is intended to secure (a) this Note or indebtedness evidenced hereby or (b) any category of liabilities, obligations or the indebtedness of Borrower to Bank which includes this Note or the indebtedness evidenced hereby, and all property subject to any such lien or security interest shall be collateral for this Note.

CONFESSION OF JUDGMENT -- Borrower irrevocably authorizes and empowers any attorney or any clerk of any court of record to appear for and confess judgment against Borrower for such sums as are due and owing on this Note, with or without declaration, with costs of suit, without stay of execution and with an amount not to exceed the greater of fifteen percent (15%) of the principal amount of such judgment or $5,000 added for collection fees. If a copy of this Note, verified by affidavit by or on behalf of Bank, shall have been filed in such action, it shall not be necessary to file the original of this Note. The authority granted hereby shall not be exhausted by the initial exercise thereof and may be exercised by Bank from time to time. There shall be excluded from the lien of any judgment obtained solely pursuant to this paragraph all improved real estate in any area identified under regulations promulgated under the Flood Disaster Protection Act of 1973, as having special flood hazards if the community in which such area is located is participating in the National Flood Insurance Program. Any such exclusion shall not affect any lien upon property not so excluded.

DEMAND NOTE -- This Note is and shall be construed as a "demand instrument" under the Uniform Commercial Code. Bank may demand payment of the indebtedness outstanding under this Note or any portion thereof at any time.

BANK'S REMEDIES -- In the event that any payment hereunder is not made when due or demanded, Bank may, immediately or any time thereafter, exercise any or all of its rights hereunder or under any agreement or otherwise under applicable law against Borrower, against any person liable, either absolutely or contingently, for payment of any indebtedness evidenced hereby, and in any collateral, and such rights may be exercised in any order and shall not be prejudiced by any delay in Bank's exercise thereof. At any time after such non-payment, Bank may, at its option and upon five days written notice to Borrower, begin accruing interest on this Note at a rate not to exceed five percent (5%) per annum in excess of the rate of interest provided for above on the unpaid principal balance hereof; provided, however, that no such interest shall accrue hereunder in excess of the maximum rate permitted by law. All such additional interest shall be payable upon demand.

NOTICE TO BORROWER -- Any notice required to be given by Bank under the provisions of this Note shall be effective as to each Borrower when addressed to Borrower and deposited in the mail, postage prepaid, for delivery by first class mail at Borrower's mailing address as it appears on Bank's records.

DISBURSEMENTS AND PAYMENTS -- The proceeds of any Loan may be credited by Bank to the deposit account of Borrower or disbursed in any other manner requested by Borrower and approved by Bank. All payments due under this Note are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank. If Borrower is not an individual, Borrower authorizes Bank (but Bank shall have no obligation)

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*CoreStates Bank, N.A. also conducts business as Philadelphia National Bank, as
 CoreStates First Pennsylvania Bank and as CoreStates Hamilton Bank.

**Late Fee -- If any payment of interest hereunder is not received by the Bank within 15 days of its due date, the Bank may, without waiving or modifying any of its rights or remedies, assess a late charge, payable on demand, in an amount equal to 5% of each such payment.


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??? payments of principal, interest, or any other amounts
due under this Note.

PAYMENT OF COST - In addition to the principal and interest and other sums payable hereunder. Borrower agrees to pay Bank on demand, all costs and expenses (including reasonable attorneys' fees and disbursements) which may be incurred by Bank in the collection of this Note or the enforcement of Bank's rights and remedies hereunder.

REPRESENTATIONS BY BORROWER - In order to induce Bank to make Loans. Borrower represents and warrants as follows: if Borrower is a corporation or a general or limited partnership. Borrower represents and warrants that it is validly existing and in good standing in the jurisdiction under whose laws it was organized. If Borrower is a corporation, Borrower represents and warrants that the execution, delivery and performance of this Note are within Borrower's corporate powers, have been duly authorized by all necessary action by Borrower's Board of Directors, and are not in contravention of the terms of Borrower's charter, by-laws, or any resolution of its Board of Directors. If Borrower is a general or limited partnership, Borrower represents and warrants that the execution, delivery and performance of this Note have been duly authorized and are not in conflict with any provision of Borrower's partnership agreement or certificate of limited partnership. Borrower further represents and warrants that this Note has been validly executed and is enforceable in accordance with its terms, that the execution, delivery and performance by Borrower of this Note are not in contravention of law and do not conflict with any indenture, agreement or undertaking to which Borrower is a party or is otherwise bound, and that no consent or approval of any governmental authority or any third party is required in connection with the execution, delivery and performance of this Note. If this Note is secured by "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System. Borrower warrants that no Loan or portion thereof shall be used to purchase or carry margin stock, and that each Loan shall be used for the purpose or purposes indicated on the most recent Form FR U-1 executed by Borrower in connection with Loans made by Bank.

WAIVERS, ETC - Borrower and each additional obligor on this Note waive presentment, dishonor, notice of dishonor, protest and notice of protest. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege hereunder shall operate as a waiver or modification thereof. No consent, waiver or modification of the terms of this Note shall be effective unless set forth in a writing signed by Bank. All rights and remedies of Bank are cumulative and concurrent and no single or partial exercise of any power or privilege shall preclude any other or further exercise of any right, power or privilege.

MISCELLANEOUS - This Note is the unconditional obligation of Borrower, and Borrower agrees that Bank shall not be required to exercise any of its rights or remedies against any collateral in which it holds a lien or ??? particular obligor. All representations, warranties and agreements ??? are made jointly and severally by each Borrower. If any provision of ??? Note shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. To the extent that this Note represents a replacement, substitution, renewal or refinancing of a pre-existing note or other evidence of indebtedness, the indebtedness represented by such pre-existing note or other instrument shall not be deemed to have been extinguished hereby. This Note has been delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the law of conflicts. In the event any due date specified or otherwise provided for in this Note shall fall on a day which Bank is not open for business, such due date shall be postponed until the next banking day, and interest and any fees or similar charges shall continue to accrue during such period of postponement. This Note shall be binding upon each Borrower and each additional Obligor and upon their personal representatives, heirs, successors and assigns, and shall benefit Bank and its successors and assigns.

CONSENT TO JURISDICTION AND VENUE -- IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY, EACH UNDERSIGNED PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE BANK MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. EACH UNDERSIGNED PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO EACH UNDERSIGNED PARTY.

WAIVER OF JURY TRIAL -- EACH UNDERSIGNED PARTY HEREBY WAIVES, AND BANK BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR
BANK TO ENTER INTO, ACCEPT OR RELY UPON THIS NOTE.

IN WITNESS WHEREOF, Borrower, intending this to be a sealed instrument and intending to be legally bound hereby, has executed and delivered this Note as of the day and year first above written.


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Name of Corporation
or Partnership           Red Bell Brewery & Pub Company
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By: /s/ James R. Bell                     By:
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(Signature of Authorized Signer)          (Signature of Authorized Signer)

James R. Bell, President


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(Print or Type Name and Title of          (Print or Type Name and Title of
Signer Above)                             Signer Above)



                             INDIVIDUALS SIGN BELOW



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(Signature of Witness)                    (Signature of Individual
                                          Borrower)



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(Print or Type Name of Above Witness)     (Print or Type Name of Borrower
                                          Signing Above)


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(Signature of Witness)                    (Signature of Individual
                                          Borrower)


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(Print or Type Name of Above Witness)     (Print or Type Name of Borrower
                                          Signing Above)